Exhibit 10.1

EXCHANGE AND SETTLEMENT AGREEMENT

THIS EXCHANGE AND SETTLEMENT AGREEMENT (this “Agreement”) is dated as of September 30, 2024 (the “Effective Date”), by and between Interactive Strength Inc., a Delaware corporation (the “Company”) and Vertical Investors, LLC, a Mississippi limited liability company (“Vertical” and together with the Company, the “Parties”).

WHEREAS, on April 24, 2024, the Company and Vertical entered into that certain Loan Modification Agreement (the “Loan Modification Agreement”), pursuant to which Vertical was issued 1,500,000 shares of the Company’s Series A Preferred Stock;

WHEREAS, in September 2024, Vertical was issued 59,668 shares of the Company’s Series A Preferred Stock as dividends, for a total number of shares held by Vertical of 1,559,668 the “Series A Preferred Shares”; and

WHEREAS, the Company has authorized and designated a Series C Preferred Stock (the “Series C”) pursuant to the terms of a Certificate of Designation in respect of thereof (the “Series C COD”) which provides for each share of Series C to have an original issue price of $2.00 (the “Original Issue Price”);

WHEREAS, the Company and Vertical are parties to that certain Credit Agreement, dated as of February 1, 2024, as modified by the Loan Modification Agreement (as amended heretofore, herein and hereafter, collectively, the “Credit Agreement”), pursuant to which, among other things Vertical made available to the Company a term loan in respect of which as of the date hereof has an outstanding principal balance of $4,309,186.17 plus capitalized fees and interest of $293,733.88 for a total loan balance of $4,602,920.05 (the “Loan Balance”), not taking into account any Uncalled Restorations as defined below;

WHEREAS, for purposes of this Agreement, the term “Uncalled Restorations” shall mean (i) the total value of Series A Preferred Shares which have been converted by Vertical into Common Shares LESS (ii) the total traded value of Vertical’s converted shares of the Company’s Common Stock;

WHEREAS, the Company and Vertical have agreed to exchange the Series A Preferred Shares for (i) 1,559,668 shares of Series C; plus (ii) an amount of shares of Series C equal to (x) the Loan Balance (minus two million dollars ($2,000,000)) divided by (y) the Original Issue Price (a total of 1,301,460 shares of Series C). The total of 2,861,128 shares are referred to herein as the “Series C Preferred Shares”.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.
Exchange. Effective as of the Effective Date, in exchange for the Series C Preferred Shares, the Company and Vertical shall (i) terminate and redeem all of the Series A Preferred Shares, and (ii) deem any accrued but unpaid dividends owing on the Series A Preferred Shares to have been satisfied. In connection with the foregoing, the Company and Vertical shall direct the Company’s transfer agent to cancel Series A Preferred Shares and issue to Vertical the Series C Preferred Shares.
2.
Representations and Warranties of the Company. The Company hereby represents and warrants to Vertical that:
(a)
the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;
(b)
all corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder, have been taken on or prior to

Exhibit 10.1

the date hereof. This Agreement has been validly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against them in accordance with their terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies; and
(c)
the Series C Preferred Shares issued in accordance herewith have been duly authorized and validly issued and are fully paid and non-assessable.
3.
Representations and Warranties of Vertical. Vertical hereby represents and warrants to the Company that:
(a)
Vertical is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Mississippi;
(b)
all actions on the part of Vertical necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder, have been taken on or prior to the date hereof; this Agreement is validly authorized, executed and delivered by Vertical and constitutes the legal, valid and binding obligations of Vertical, enforceable against Vertical in accordance with its terms, except as such enforcement may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies;
(c)
Vertical is acquiring the Series C Preferred Shares for its own account only and not with view towards, or for sale in connection with, the public sale or distribution thereof;
(d)
Vertical is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act;
(e)
Vertical understands that until such time as the Series C Preferred Shares have been registered under the Securities Act of 1933 or may be sold pursuant to Rule 144 or Regulation S or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Series C Preferred Shares may bear a restrictive legend;
(f)
Vertical and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Series C Preferred Shares; Vertical has had the opportunity to review the Company’s filings with the Securities and Exchange Commission; Vertical and its advisors, if any, have been afforded the opportunity to ask questions of the Company; neither such inquiries nor any other due diligence investigations conducted by Vertical or its advisors, if any, or its representatives shall modify, amend or affect Vertical’s right to rely on the Company’s representations and warranties contained herein; Vertical has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Series C Preferred Shares; Vertical is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Series C Preferred Shares and the transactions contemplated by this Agreement;
(g)
Vertical understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series C Preferred Shares or the fairness or suitability of the investment nor have such authorities passed upon or endorsed the merits of the offering of the Series C Preferred Shares; and

Exhibit 10.1

(h)
Vertical understands and acknowledges that, upon its execution of this Agreement, any and all due and owing to it will be automatically extinguished, without further action on the part of the Company or Vertical except as otherwise set forth herein, and Vertical releases the Company from any and all obligations of the Company to Vertical under the Liability owed to it; without limiting the generality of the preceding sentence, Vertical hereby surrenders and waives all rights that it has in respect of all of its owed Liability.

4.
Additional Covenants. Notwithstanding anything herein or in the Loan Modification Agreement or any other agreement between the Company and Vertical,, so long as Vertical is a holder of Series C Preferred Shares, the Company shall not (i) incur any indebtedness, or (ii) issue any preferred securities or other securities with a liquidation or conversion preference with superiority over Series C Preferred Shares, unless, in each case, Vertical’s prior written consent is first obtained.

5.
Miscellaneous.

(a)
Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

(b)
Entire Agreement. This Agreement contains the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior agreements or understandings between the Parties with respect thereto.

(c)
Successors. This Agreement will inure to the benefit of any successor in interest to a party or any person that after the date hereof may acquire any subsidiary or division of a party.

(d)
Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which will constitute the same agreement.

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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

INTERACTIVE STRENGTH INC.

By: ____/s/ Trent Ward____________________

Name: Trent Ward

Title: Chief Executive Officer

VERTICAL INVESTORS, LLC

By: Addicus Private Equity, LLC, its Manager

By: _____/s/ Stephen D. Miles_______________

Name: Stephen D. Miles

Title: Manager